EXHIBIT 10.8

                               LICENSE AGREEMENT

     This License Agreement (this "Agreement") dated as of May 15, 2001 (the "Effective Date"), is entered into by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado Corporation ("Licensor") and SWISS AMERICAN SAUSAGE CO., a division of Provena Foods Inc., a California corporation ("Licensee") under the following circumstances:

     A.  Licensee owns and operates a food manufacturing company.

     B.  Licensor owns and operates a food manufacturing company.

     C. The parties have entered into that certain Manufacturing and Packaging Agreement dated as of the date hereof (the "Manufacturing Agreement") and in furtherance of that agreement, desire to enter into a license agreement of certain equipment necessary to manufacture certain products.

     NOW, THEREFORE, the parties agree as follows:

     1. Equipment. Licensor hereby licenses to Licensee, and Licensee licenses from Licensor, on and subject to the terms and conditions hereinafter set forth, the equipment listed on Exhibit A (the "Equipment").

     2. Term. The term of this Agreement shall begin on the Effective Date and shall end on the date Licensee exercises its right to purchase the Equipment pursuant to Section 4.

     3. Payment. Licensee shall pay to Licensor without deduction, set off, prior notice or demand, as a license fee for the Equipment, a fee calculated and payable as set forth in Exhibit B (the "License Fee"). Licensee shall be responsible for transporting the Equipment from South San Francisco, California and installing the Equipment at Licensee's premises including compliance with all legal and contractual requirements applicable to Licensee. Licensor will reimburse Licensee for transportation and installation costs upon submission of invoices by Licensee with appropriate proof of expenditure, not to exceed $252,000. However, Licensee may request Licensor's prior written approval, which approval may be granted or withheld in Licensor's sole discretion, for any amounts spent in excess of $252,000 in connection with the transportation and installation of the Equipment.

     4. Purchase Right and Obligation. Licensee shall have the right to purchase the Equipment for $1.00 at any time (i) after payment of the License Fee as shown on Exhibit B or (ii) if Licensor has not purchased products from Licensee under the Manufacturing Agreement for six consecutive months. In addition, Licensee shall have the right to purchase the Equipment at any time for a purchase price equal to the then unpaid balance of the License Fee divided by 1.13.

     5. Use. The Equipment shall be used by Licensee in a careful and proper manner and shall comply with and conform to all laws, ordinances, and regulations relating to the possession, use or maintenance of the Equipment.


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     6.  Equipment Licensed "AS-IS".  Licensee licenses the Equipment on an
"AS-IS" and "WHERE-IS" basis and no implied representations or warranties are intended or made in connection with this Agreement. Licensee acknowledges that it has had a reasonable opportunity to make and has made an independent investigation of all aspects of the Equipment that Licensee deemed appropriate.

     7. Licensor's Inspection. Licensor shall at reasonable times upon reasonable notice have the right to inspect the Equipment for purposes of confirming Licensee's compliance with its obligations hereunder. Licensee shall give Licensor immediate notice of any attachment or other judicial process affecting any item of Equipment and shall, whenever requested by Licensor, advise Licensor of the exact location of the Equipment.

     8. Alterations. Licensee shall not make any material alterations, additions, or improvements to the Equipment without the prior written consent of Licensor, which shall not be unreasonably withheld. All additions and improvements whatsoever of any kind or nature made to the Equipment shall be paid for by Licensee and shall be deemed to become part of the Equipment, and shall be surrendered on the expiration, or earlier termination, of this Agreement.

     9. Maintenance of Equipment. Licensee, at its own cost and expense, shall keep the Equipment in good repair, condition, and working order (ordinary wear and tear excepted) and shall furnish any and all parts, mechanisms, and devices required to keep the Equipment in good repair, condition and working order.

     10. Risk of Loss and Damage. Licensee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of Licensee under this Agreement that shall continue in full force and effect. In the event of loss or damage of any kind to any item of Equipment, Licensee, at the option of Licensor shall, to the extent the insurance proceeds under Section 11 permit:

          (1) Place the Equipment in good repair, condition, and working order; or

          (2) Replace the Equipment with like equipment in good repair, condition, and working order.

     11. Insurance. For the term of this Agreement, Licensee, at its own cost, shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever for not less than its full replacement value as agreed to by Licensor; and shall carry liability and property damage insurance covering the Equipment in the amounts and covering the risks typically insured against. All said insurance shall be in the form and amounts and with insurance companies approved by Licensor, and Licensor shall be a loss payee on all property damage insurance policies. Licensee shall cause the insurer(s) to furnish to Licensor a certificate evidencing the required coverage. The policies shall provide that the insurer(s) shall not cancel the insurance except for non-payment of premium on thirty (30) days' advance written notice to Licensor. Licensee shall pay the premiums for the policies. The proceeds of such insurance, at the option of Licensor, shall be applied
(a) toward the replacement, restoration, or repair of the Equipment or (b) toward payment of the obligations of Licensee hereunder.


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     12.  Default.  Each of the following events is deemed to be a default hereunder:

          a. Licensee fails to pay any license fee or other amount herein provided within ten (10) days after the amount is due and payable.

          b. Licensee fails to return the Equipment upon the termination of this Agreement subject to the terms contained herein.

          c. A material failure by Licensee to observe, keep, or perform any other provision of this Agreement or the Manufacturing Agreement required to be observed, kept, or performed by Licensee and fails to cure such default within thirty (30) days after receipt of written notice of such default.

          d.   Licensee ceases to actively carry on its business.

     13. Licensor's Remedies. In the event of Licensee's default as defined in Section 12, in addition to any other rights and remedies which Licensor may have in equity or in law, Licensor shall have the right to exercise any one or more of the following remedies:

          a. To declare the entire amount of accrued license fees and the present value of the license fees to accrue over the unexpired portion of the term of this Agreement immediately due and payable, with Licensor retaining all rights to the Equipment. In that event, Licensee shall immediately pay to Licensor such accrued license fees, the present value of such future license fees, plus any costs and expenses suffered by Licensor by reason of Licensee's default. The present value shall be determined using the Federal Reserve Bank of San Francisco discount rate in effect as of the date of default.

          b. To sue for and recover all license fees, and other payments, then accrued or thereafter accruing, with respect to the Equipment.

          c. To repossess any or all items of Equipment. Any repossession shall not constitute a termination of this Agreement as to any or all items of Equipment unless Licensor expressly so notifies Licensee in writing.

          d.   To terminate this Agreement.

          e.   To pursue any other remedy available at law or in equity.

Notwithstanding anything contained in this Agreement to the contrary, whether or not Licensee is in default, upon exercise by Licensee of a purchase right under Section 4 and payment by Licensee to Licensor of the specified purchase price, the Equipment shall become the property of Licensee and Licensor shall have no right to repossess the Equipment.

     14. Concurrent Remedies. No right or remedy herein conferred on or reserved to Licensor is exclusive of any other right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be exercised partially, concurrently, or separately.




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     15.   Bankruptcy.  Neither this Agreement nor any interest therein is assignable or transferable by operation of law. If any proceeding under the Bankruptcy Act, as amended, is commenced by or against Licensee, or if Licensee is adjudged insolvent, or if Licensee makes any assignment for the benefit of its creditors, or if a writ of attachment or execution is levied on any item or items of the Equipment and is not re-licensed or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which Licensee is a party with authority to take possession or control of any item or items of the Equipment, Licensor shall and may exercise any one or more of the remedies set forth in Section 13 above.

     16. Prohibited Assignments. Without the prior written consent of the other party (which shall be exercised in its sole and absolute discretion), neither party shall (a) assign, transfer, pledge, mortgage, transfer, hypothecate or otherwise dispose of this Agreement or any rights hereunder or interest herein, the Equipment or any part thereof, or any interest therein or
(b) sublet or lend the Equipment or any part thereof, or permit the Equipment or any part thereof to be used by anyone other than Licensee, employees of Licensee or Licensor. Consent to any of the foregoing prohibited acts applies only in the given instance and is not a consent to any subsequent like act by Licensee or any other person.

     17. Sale of Business. Notwithstanding Section 16, either party may assign all of its rights under this Agreement and to the Equipment to a person who acquires the business of the party to which this Agreement and the Manufacturing Agreement relate, provided that there is a concurrent assignment to the person of the party's rights under the Manufacturing Agreement, provided that the person assumes and agrees to perform all obligations to the other party under this Agreement and the Manufacturing Agreement and provided that the other party consents to the assignment, which consent shall not be unreasonably withheld.

     18. Binding Agreement. Subject always to the foregoing, this Agreement inures to the benefit of, and is binding on, the successors and assigns of the parties hereto.

     19. No Waiver. No covenant or condition of this Agreement can be waived except by the written consent of Licensor. Failure of Licensor to exercise any right or remedy shall not be a waiver of any obligation of Licensee or right of Licensor, shall not be a modification of this Agreement or of any of Licensee's obligations under this Agreement, and shall not constitute a waiver of any other similar default that occurs later.

     20. Entire Agreement. This Agreement constitutes the entire agreement between Licensee and Licensor with respect to the subject matter contained herein; and it shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.

     21. Notices. All notices, requests, demands and other communications under this Agreement shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, or overnight delivery by federal express or other guaranteed overnight delivery service postage pre-paid, addressed as follows:



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     To Licensee:          Armanino Foods of Distinction
                           30588 San Antonio Street
                           Hayward, CA  94544
                           Attn: Linda A. Armanino

     To Licensor:          Swiss American Sausage Co.
                           251 D'Arcy Parkway
                           Lathrop, CA  93550
                           Attn: Ted Arena, President

     Either party may change such party's address for purposes of this Section 21 by giving the other party written notice of the new address in the manner set forth above.

     22.  Arbitration.

          a. Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by binding arbitration before JAMS/Endispute and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitration shall take place in San Francisco, California.

          b. If any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be awarded attorneys' fees, expert witness' fees, arbitration fees and any and all other costs incurred in that action or proceeding, including post-judgment attorneys' fees and costs.

     23. Governing Law. This Agreement shall be subject to and be governed by the laws of the State of California.

     IN WITNESS WHEREOF the parties hereto have executed this License Agreement as of the date first written above.

LICENSOR:                            LICENSEE:

ARMANINO FOODS OF DISTINCTION,       SWISS AMERICAN SAUSAGE CO.
a Colorado corporation               a division of Provena Foods Inc., a
                                     California corporation

By:/s/ William J. Armanino           By: /s/ Ted Arena
William J. Armanino, President          Its: President














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                                   EXHIBIT A

                                LICENSED EQUIPMENT

Equipment:
  Meat Preparation
  Cannon Grinder
  Screw Conveyors (2)
  Urschel Machine
  Paddle Mixer (2,000 lbs., 1,200 lbs. Product mix)
  Vemeg Buckets (10)
  Product Forming
  Bridge Meatball Former (including meatball assembly)o
  Affico Vemeg Bucket Lift Hoist
  Connection Conveyor to fryer
  Product Cooking
  Heat and Control Fryer
  Heat Exchanger
  Heat and Control Fry Clean Oil Filter Systems (with Circulation pumps Pre-Drum Oil Filter
  Oil Storage Tanks (3)
  MPO Oven #2021 (with control panels) including all Related infeed and exit conveyors from oven system
  Boiler for MPO Oven (makes steam for cooking)

Product Freezing:
  Freezing Systems Spiral Freezer and Compressor and Related conveyors
    (sized to freeze cool 160 F cooked)
  Product to core temperature of approximately 25 in 45 minute dwell time) with enclosure

Product Packaging:
  Automatic bulk and dribble scale
  Band Sealer with Date Coder
  Cleantech Handwash Sanitizer System


























                                   EXHIBIT B

                                  LICENSE FEES

The License Fee shall be payable as follows:

     1. The License Fee shall be calculated and mutually agreed upon by Licensor and Licensee prior to the commencement of production by Licensee of the Products to be produced by Licensee for Licensor as described in the Manufacturing Agreement. The License Fee shall be calculated by multiplying the total installed cost of the Equipment (but in no event more than $400,000) by a factor derived by amortizing the total installed cost over a 60 month period at 5%. For example, if the parties agree that the total installed cost equals $400,000, the License Fee would equal $452,910.

     2. The License Fee shall be payable in monthly installments by no later than the 10th day of each month, in an amount equal to the number of pounds of product purchased by Licensor from Licensee pursuant to the Manufacturing Agreement, during the previous month, multiplied by a fraction, the numerator of which is the License Fee and the denominator of which is 9,250,000. For example, if the License Fee is $452,910, the License Fees per pound will be $452,910/9,250,000 = $0.04896, and if Licensor purchases 100,000 pounds of products from Licensee during month X, the License Fee for such month would be: 100,000 X $0.04896 = $4,896,000.






































                             FIRST AMENDMENT TO
                             LICENSE AGREEMENT

     This First Amendment to License Agreement (this "Amendment") dated as of January 1, 2002 (the "Effective Date"), is entered into by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado Corporation ("Licensor") and SWISS AMERICAN SAUSAGE CO., a division of Provena Foods Inc., a California corporation ("Licensee") under the following circumstances:

     A. The parties have entered into that certain License Agreement dated as of May 15, 2001 (the "License Agreement").

     B. The parties now desire to amend the License Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. Amendment to Equipment List. Section 1 of the License Agreement is hereby amended by replacing the equipment list attached to the License Agreement as Exhibit A, with the revised list of Equipment attached hereto as Exhibit AA.

     2. Amendment to License Fee. Section 3 of the License Agreement is amended in its entirety as follows:

     3. Payment. Licensee shall pay to Licensor without deduction, set off, prior notice or demand, as a license fee for the Equipment, a fee calculated and payable as set forth in Exhibit B (the "License Fee")."

     4. Entire Agreement. This Amendment, together with the License Agreement constitutes the entire agreement between Licensee and Licensor with respect to the subject matter contained herein and in the License Agreement; and it shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.

     5. Notices. All notices, requests, demands and other communications under this Agreement shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, or overnight delivery by federal express or other guaranteed overnight delivery service postage pre-paid, addressed as follows:

     To Licensee:          Armanino Foods of Distinction
                           30588 San Antonio Street
                           Hayward, CA  94544
                           Attn: Linda A. Armanino

     To Licensor:          Swiss American Sausage Co.
                           251 D'Arcy Parkway
                           Lathrop, CA  93550
                           Attn: Ted Arena, President

     Either party may change such party's address for purposes of this Section 4 by giving the other party written notice of the new address in the manner set forth above.


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     6.     Governing Law.  This Agreement shall be subject to and be governed by the laws of the State of California.

     7. Full Force and Effect. In all other respects, the License Agreement remains in full force and effect.

     IN WITNESS WHEREOF the parties hereto have executed this License Agreement as of the date first written above.

LICENSOR:                            LICENSEE:

ARMANINO FOODS OF DISTINCTION,       SWISS AMERICAN SAUSAGE CO.
a Colorado corporation               a division of Provena Foods Inc., a
                                     California corporation


By: /s/ William J. Armanino          By: /s/ Ted Arena
Its: President                       Its: President







































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                                   EXHIBIT B

                                  LICENSE FEES

     The License Fee shall be payable as follows:

     1. The License Fee shall be $566,828 plus a fee of equal to five percent (5%) per annum (compounded monthly) on such amount as remains outstanding until the entire aggregate amount of the License Fee is paid in full in accordance with paragraph 2 below.

     2. The License Fee shall be payable in monthly installments by no later than the 10th day of each month, in an amount equal to the number of pounds of product purchased by Licensor from Licensee pursuant to the Manufacturing Agreement, during the previous month, multiplied by $0.05. Licensor and Licensee agree to review, and possibly modify, the methodology for determining the amount of the monthly installment payment every six months, commencing July 1, 2002.